UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: June 16, 2014

(Date of earliest event reported)

AMERICAN TIRE DISTRIBUTORS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-124878	59-3796143
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12200 Herbert Wayne Court, Suite 150

Huntersville, North Carolina

(Address of principal executive offices)

28078

(Zip Code)

(704) 992-2000

Registrant’s telephone number, including area code:

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

The information set forth below under Item 2.03 of this Current Report on Form 8-K is incorporated herein by reference into this Item 1.01.

Item 1.02 Termination of a Material Definitive Agreement.

On May 16, 2014 American Tire Distributors, Inc. (“ATDI”), a direct wholly-owned subsidiary of American Tire Distributors Holdings, Inc. (“Holdings”) delivered a Notice of Full Redemption, providing for the redemption of all $250 million aggregate principal amount of its 9.75% Senior Secured Notes (“Senior Secured Notes”) on June 16, 2014 (the “Redemption Date”) at a price equal to 104.875% of the principal amount of the Senior Secured Notes redeemed plus accrued and unpaid interest, if any, up to, but excluding the Redemption Date (the “Redemption Price”). On June 16, 2014, using proceeds from the Incremental Term Loan, as defined and discussed in Item 2.03 below, the Senior Secured Notes were redeemed for a Redemption Price of $263.2 million.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

In connection with the acquisition of Terry’s Tire Town Holdings, Inc. on March 28, 2014, ATDI entered into a credit agreement that provided for a senior secured term loan facility in the aggregate principal amount of $300.0 million (the “Term Loan”). This was previously announced by Holdings in its Current Report on Form 8-K filed on March 31, 2014.

On June 16, 2014, ATDI amended the Term Loan (“Incremental Amendment”) to allow ATDI to borrow an additional $340 million (“Incremental Term Loan”) on the same terms as the existing Term Loan. Pursuant to the Incremental Amendment, until August 15, 2014 ATDI also has the right to borrow up to an additional $80 million (“Delayed Draw Term Loan”) on the same terms as our existing Term Loan. The proceeds from the Incremental Term Loan, net of related debt issuance costs, amounted to approximately $335.7 million, and were used, in part, to redeem all $250 million aggregate principal amounts of notes outstanding under our Senior Secured Notes and related fees and expenses as more fully described in Item 1.02 above, and the remaining proceeds will be used for working capital requirements and other general corporate purposes, including the financing of potential future acquisitions. The Incremental Term Loan and Delayed Draw Term Loan are subject to the same terms and conditions and bear interest at the same rates as that of the Term Loan.

This summary of the Incremental Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Incremental Amendment, filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Incremental Amendment No. 1 (to the Credit Agreement, dated as of March 28, 2014), dated as of June 16, 2014, among American Tire Distributors, Inc., American Tire Distributors Holdings, Inc., the other Guarantors party thereto, the New 2014 Term Lenders and Bank of America, N.A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN TIRE DISTRIBUTORS HOLDINGS, INC. (Registrant)

June 16, 2014	By:	/s/ JASON T. YAUDES
	Name:	Jason T. Yaudes
	Title:	Executive Vice President and Chief Financial Officer